Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Equinix, Inc.

Equinix Europe 2 Financing Corporation LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, par value $0.001 per share of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Contracts of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Units of Equinix, Inc.	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Guarantees of Equinix, Inc. (Debt Securities)	Rules 456(b) and 457(r)(1)(5)	(2)	(2)	(2)	(1)	(1)
	Non-Convertible Debt	Debt Securities of Equinix Europe 2 Financing Corporation LLC	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	Rule 415(a)(6)(3)	N/A	N/A	$469,667,030 (4)			S-3	333-249763	October 30, 2020	$51,757.306706
	Total Offering Amounts					$469,667,030		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this Post-Effective Amendment No. 1 to Registration Statement (the “Post-Effective Amendment”) based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	Equinix, Inc. filed a registration statement on Form S-3 (File No. 333-249763) on October 30, 2022 (“Prior Registration Statement”), and subsequently filed a prospectus supplement dated November 4, 2022 covering the offering, issuance and sale by Equinix, Inc. of up to a maximum aggregate offering price of $1,500,000,000 of its common stock (the “Prior ATM Prospectus Supplement”). In connection with the filing of the Prior Registration Statement, Equinix, Inc. initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of the Prior Registration Statement in accordance with Rules 456(b) and 457(r) of the Securities Act. In connection with the offering of common stock pursuant to the Prior ATM Prospectus Supplement, Equinix, Inc. paid a filing fee of $165,300. On October 27, 2023, Equinix, Inc. filed a registration statement on Form S-3 (File No. 333-275203) (the “2023 Registration Statement”) and a prospectus supplement (the “2023 ATM Prospectus Supplement”), covering an amount of $969,649,932 unsold common stock (the “Unsold Securities”) previously registered pursuant to the Prior Registration Statement and the Prior ATM Prospectus Supplement. Pursuant to Rule 415(a)(6) under the Securities Act, a filing fee of approximately $106,855.42 previously paid associated with the offering of the Unsold Securities was carried forward to be applied to the Unsold Securities registered under the 2023 Registration Statement and the 2023 ATM Prospectus Supplement. Immediately prior to the filing of this Post-Effective Amendment, shares of Equinix, Inc.’s common stock having an aggregate offering price of up to $469,667,030 remained unsold under the 2023 Registration Statement and the 2023 ATM Prospectus Supplement (the “Remaining Unsold Securities”), which is associated with a filing fee of $51,757.306706 previously paid. The filing fee of $51,757.306706 associated with such Remaining Unsold Securities is hereby carried forward to be applied under this Post-Effective Amendment and the accompanying prospectus supplement relating to the Remaining Unsold Securities and no additional filing fee is due in connection with the filing of the Post-Effective Amendment.

(4)	An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $469,667,030 are being carried forward hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being carried forward hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being carried forward hereunder as a result of stock splits, stock dividends or similar transactions.

(5)	No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.